UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2005

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02	Unregistered Sales of Equity Securities

Signature

i

Item 3.02  Unregistered Sales of Equity Securities

On September  27, 2005, the Company entered into an agreement pursuant to which it will issue up to approximately 1.5 million ordinary shares to a holder of the Company’s 2.875% and 4.0% Senior Subordinate Convertible Notes due 2024 in a privately negotiated exchange transaction.  The holder has agreed to exchange, and the Company will retire, (i) $20 million principal amount of the 2.875% Notes, plus accrued interest and (ii) $10 million principal amount of the 4.0% Notes, plus accrued interest.  The aggregate amount of accrued interest on the 2.875% Notes and the 4.0% Notes is approximately $40,000.

The ordinary shares will not be registered under the Securities Act of 1933 and will be issued in reliance on an exemption from registration pursuant to Section 3(a)(9) of the Securities Act.  The transaction will be completed incrementally over the course of several trading days during September and October.  The exact number of ordinary shares that will be issued will depend, among other things, on the weighted average price of the Company’s ordinary shares at the time the shares are issued.

No underwriting discounts or commissions were involved in this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 27, 2005

Apex Silver Mines Limited

By:	/s/ Mark A. Lettes
Mark A. Lettes
Chief Financial Officer